                                                                      EXHIBIT 15

To the Board of Directors and Shareholder of Allstate Life Insurance Company:


We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of Allstate Life Insurance Company and subsidiaries for the three-month periods ended March 31, 2004 and 2003, as indicated in our report dated May 7, 2004; because we did not perform an audit, we expressed no opinion on such financial information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, is incorporated by reference in the following Registration Statements:

         FORMS S-3 REGISTRATION NOS.        FORMS N-4 REGISTRATION NOS.
         ---------------------------        ---------------------------
                 333-100068                         333-114560
                 333-102319                         333-114561
                 333-102325                         333-114562
                 333-104789                         333-102934
                 333-105331
                 333-112233
                 333-112249

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche LLP

Chicago, Illinois
May 7, 2004

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